Exhibit 99.1

Charles & Colvard Commences Voluntary Restructuring Process

FOR IMMEDIATE RELEASE

RESEARCH TRIANGLE PARK, N.C. – March 3, 2026 – Charles & Colvard, Ltd. (OTC: CTHR) (“Charles & Colvard” or the “Company”), a leading producer of lab-grown gemstone jewelry, today announced that it is initiating a comprehensive restructuring of the Company to better position the business for long-term success. To facilitate the process, the Company has filed a voluntary petition for Chapter 11 in the U.S. Bankruptcy Court for the Eastern District of North Carolina (the “Court”).

Charles & Colvard intends to use the Chapter 11 process to implement the broad changes necessary to position the Company to continue to deliver its unique lab-grown jewelry products. The Company believes the Chapter 11 process will provide Charles & Colvard with the tools, time, and flexibility to engage in discussions with creditors and other parties in interest to implement a financial and operational transformation of the Company.  The Company is filing customary motions with the Court to enable it to conduct business as usual during the restructuring process.

“Charles & Colvard has a unique brand and product line, supported by superb employees and suppliers,” said Michael R. Levin, Executive Chairman of the Board of Directors. “After thoroughly evaluating our alternatives and considering recent events and the market pressures facing our industry, the Company’s Board of Directors decided that a court-supervised process is the best path forward to make the changes needed to ensure Charles & Colvard’s long-term success.”

Customers can continue to shop with confidence for the Company’s lab-grown fine jewelry at charlesandcolvard.com, with business operations continuing in the ordinary course without interruption.

“As this process unfolds, the Company remains fully committed to serving its customers, supporting its partners, and preserving the value of its brand,” continued Levin. “On behalf of the Company’s Board of Directors and leadership, I want to thank our employees and suppliers for their continued dedication.”

Additional Information

The company will post updates at its Investor Relations website, https://ir.charlesandcolvard.com.

About Charles & Colvard, Ltd.

Charles & Colvard, Ltd. (OTC: CTHR) believes that fine jewelry should be as ethical as it is exquisite. Charles & Colvard is the original creator of lab-grown moissanite (a rare gemstone formed from silicon carbide). The Company brings revolutionary gems and fine jewelry to market by using exclusively Made, not MinedTM above-ground gemstones and a dedication to 100% recycled precious metals. The Company’s Forever One™ moissanite and Caydia® lab-grown diamond brands provide exceptional quality, incredible value, and a conscious approach to bridal, high-fashion, and everyday jewelry. Charles & Colvard was founded in 1995 and is based in North Carolina's Research Triangle Park region. For more information, please visit charlesandcolvard.com.

Cautionary Statement Regarding Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, statements regarding the Company’s expectations with respect to operating in the normal course, statements regarding the Chapter 11 process and statements about the Company’s plans, objectives, representations, and contentions and are not historical facts and typically are identified by use of terms such as “may,” “will,” “should,” “could,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “continue,” and similar words, although some forward-looking statements are expressed differently.

All forward-looking statements are subject to the risks and uncertainties inherent in predicting the future. You should be aware that although the forward-looking statements included herein represent management’s current judgment and expectations, the Company’s actual results may differ materially from those projected, stated, or implied in these forward-looking statements as a result of many factors including, but not limited to, risks attendant to the bankruptcy process, including the Company’s ability to obtain court approval from the Court with respect to motions or other requests made to the Court throughout the course of Chapter 11; the effects of Chapter 11, including increased legal and other professional costs necessary to execute the Company’s restructuring process, on the Company’s liquidity (including the availability of operating capital during the pendency of Chapter 11); the effects of Chapter 11 on the interests of various constituents and financial stakeholders; the length of time that the Company will operate under Chapter 11 protection and the continued availability of operating capital during the pendency of Chapter 11; objections to the Company’s restructuring process or other pleadings filed that could protract Chapter 11; risks associated with the Company’s proposed restructuring plan; risks associated with third-party motions in Chapter 11; Court rulings in the Chapter 11 process and the outcome of Chapter 11 in general; employee attrition and the Company’s ability to retain senior management and other key personnel due to the distractions and uncertainties; in addition to the other risks and uncertainties described in more detail in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including the detailed factors discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2024, as supplemented in the Company’s Quarterly Report on Form 10-Q for the fiscal quarters ended September 30, 2024, December 31, 2024 and March 31, 2025. Furthermore, such forward-looking statements speak only as of the date they are made. We undertake no obligation to update or revise any forward-looking statements to reflect new circumstances or unanticipated events as they occur except as required by the federal securities laws, and you are urged to review and consider disclosures that we make in the reports that we file with the SEC, that discuss other factors relevant to our business.

Company Contacts:

Clint J. Pete, Chief Financial Officer, 919-468-0399, ir@charlesandcolvard.com